Exhibit 99.1

Contacts:	For news media – George Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports 2010 Earnings

•	Company announces 2010 reported earnings of $2.17 per share and earnings from ongoing operations of $3.13 per share ― exceeding most recent forecast
•	Company also announces 2011 earnings forecast

ALLENTOWN, Pa. (Feb. 4, 2011) ― PPL Corporation (NYSE: PPL) on Friday (2/4) reported increases in both fourth-quarter and full-year earnings for 2010, compared with the same periods of 2009.

PPL’s reported earnings for the fourth quarter of 2010 were $0.73 per share, compared with $0.40 per share a year ago. For the full year 2010, PPL’s reported earnings were $2.17 per share, compared with $1.08 per share for 2009.

Excluding special items, PPL’s earnings from ongoing operations were $0.83 per share in the fourth quarter of 2010, compared with $0.52 per share a year ago. For all of 2010, earnings from ongoing operations were $3.13 per share, compared with $1.95 per share for 2009, exceeding the midpoint of the company’s most recent 2010 forecast of earnings from ongoing operations of $2.87 per share.

Both reported earnings and earnings from ongoing operations reflect dilution associated with PPL’s June 2010 issuance of common stock and equity units related to its Nov. 1, 2010, acquisition of E.ON U.S., owner of Louisville Gas and Electric Company and Kentucky Utilities Company. The impact of this financing reduced PPL’s per share earnings from ongoing operations for the fourth quarter and full year 2010 by $0.26 and $0.49 per share, respectively. The financing reduced reported earnings by $0.23 and $0.36 per share for these periods.

The Kentucky regulated segment contributed $0.12 per share in earnings from ongoing operations for 2010, offset by $0.06 per share of dilution.

“Our 2010 per share earnings from ongoing operations are more than 60 percent higher than in 2009. The performance of our competitive supply segment accounted for most of this 2010 growth,” said James H. Miller, PPL’s chairman, president and chief executive officer.

PPL said the main drivers of improved performance in 2010 versus the midpoint of its most recent earnings forecast were the $0.12 per share of ongoing earnings from the Kentucky segment and $0.12 per share of income tax benefits, driven primarily by the release of deferred tax valuation allowances related to state net operating loss carryforwards

PPL Friday also announced a 2011 earnings forecast of $2.40 to $2.60 per share, with a midpoint of $2.50 per share. Miller said PPL is projecting that about half of its 2011 earnings will come from its regulated businesses, a substantial increase over the 27 percent contribution in 2010 earnings from ongoing operations.

“Our strategic actions of the past year have very clearly strengthened our financial position and improved our overall risk profile,” said Miller. “For 2011 and beyond, we expect that our growing regulated businesses will produce an increasing proportion of our earnings, reducing our relative exposure to commodity market swings. In addition, our competitive supply segment is well-positioned to benefit when wholesale electricity markets rebound.”

2010 Earnings Details

PPL’s reported earnings for 2010 included net special item charges totaling $0.96 per share, compared with net special item charges totaling $0.87 in 2009.

The major special item charges in 2010 were $0.67 per share for costs and charges related to the Kentucky acquisition and $0.27 per share for energy-related economic activity.

Reported earnings are calculated in accordance with generally accepted accounting principles (GAAP) in the U.S. Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include the impact of energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), as well as other impacts fully detailed at the end of this news release.

 (Dollars in millions, except for per share amounts)

	2010	2009	% Change
Reported Earnings	$938	$407	+130%
Reported Earnings per Share	$2.17	$1.08	+101%
Earnings from Ongoing Operations	$1,358	$738	+84%
Per Share Earnings from Ongoing Operations	$3.13	$1.95	+61%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Fourth-quarter 2010 Earnings Results

For the fourth quarter of 2010, PPL announced reported earnings of $0.73 per share, an 83 percent increase compared with a year ago. Reported earnings for the current quarter included net special item charges totaling $0.10 per share, compared with net special item charges totaling $0.12 per share a year ago. Excluding special items, PPL’s earnings from ongoing operations for the fourth quarter of 2010 were $0.83 per share, a 60 percent increase over a year ago.

(Dollars in millions, except for per share amounts)

	4Q 2010	4Q 2009	% Change
Reported Earnings	$355	$153	+132%
Reported Earnings per Share	$0.73	$0.40	+83%
Earnings from Ongoing Operations	$404	$198	+104%
Per Share Earnings from Ongoing Operations	$0.83	$0.52	+60%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Annual and Fourth-quarter Earnings by Segment

The following chart shows PPL’s earnings by segment for the year and for the fourth quarter of 2010 compared with the same periods of 2009. The former international delivery and Pennsylvania delivery segments, otherwise unchanged, have been renamed as the international regulated and Pennsylvania regulated segments.

	Year		4th Quarter
	2010	2009	2010	2009
	(per share)		(per share)
Earnings from Ongoing Operations

Kentucky Regulated	$0.06		$0.07
International Regulated	0.53	$0.72	0.07	$0.18
Pennsylvania Regulated	0.27	0.35	0.05	0.09
Supply	2.27	0.88	0.64	0.25
Total	$3.13	$1.95	$0.83	$0.52

Special Items

Kentucky Regulated
International Regulated	$0.07	$(0.08)
Pennsylvania Regulated		(0.02)		$(0.01)
Supply	(0.86)	(0.77)	$(0.06)	(0.11)
Unallocated Costs (a)	(0.17)		(0.04)
Total	$(0.96)	$(0.87)	$(0.10)	$(0.12)

Reported Earnings

Kentucky Regulated	$0.06		$0.07
International Regulated	0.60	$0.64	0.07	$0.18
Pennsylvania Regulated	0.27	0.33	0.05	0.08
Supply	1.41	0.11	0.58	0.14
Unallocated Costs (a)	(0.17)		(0.04)
Total	$2.17	$1.08	$0.73	$0.40

(a) This category reflects the Bridge Facility costs associated with the acquisition of E.ON U.S. as well as associated transaction costs.

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Segment Earnings from Ongoing Operations

International Regulated Segment
PPL’s international regulated segment primarily includes the U.K. regulated electric delivery operations of Western Power Distribution.

Segment earnings from ongoing operations in 2010 declined by $0.19 per share compared with 2009. This decline was primarily the net result of higher financing costs, higher pension expense and higher income taxes, which were partially offset by higher electric delivery revenue and more favorable foreign currency effects. Dilution for 2010 was $0.07 per share.

Segment earnings from ongoing operations declined in the fourth quarter of 2010 by $0.11 per share compared with a year ago. This decline was primarily the net result of higher income taxes, higher pension expense and higher financing costs, which were partially offset by higher electric delivery revenue. Dilution for the fourth quarter was $0.02 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment includes the regulated electric delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in 2010 declined by $0.08 per share compared with 2009. This decline was primarily the net result of higher operation and maintenance expense and lower distribution revenue, which were partially offset by higher transmission revenue and lower financing costs. Dilution for 2010 was $0.03 per share.

Segment earnings from ongoing operations declined in the fourth quarter of 2010 by $0.04 per share compared with a year ago. This decline was primarily the result of lower distribution revenue and higher operation and maintenance expense. Dilution for the fourth quarter was $0.02 per share.

Supply Segment
PPL’s supply segment primarily consists of domestic electricity generation and the marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in 2010 increased by $1.39 per share compared with 2009. This increase resulted primarily from significantly higher sales prices for Eastern baseload generation, due to the expiration of the provider-of-last-resort contract at the end of 2009, combined with higher hedged prices established over the past few years and lower income taxes. The lower income taxes primarily resulted from the release of deferred tax valuation allowances related to Pennsylvania net operating loss carryforwards of $0.16 per share. These benefits were partially offset by higher operation and maintenance expense, higher depreciation and higher average fuel costs. Dilution for 2010 was $0.33 per share.

Segment earnings from ongoing operations increased by $0.39 per share in the fourth quarter of 2010 compared with a year ago. The increase was primarily the net result of the same factors that drove overall 2010 earnings for this segment, except that operation and maintenance expenses were lower in the fourth quarter of 2010 compared with the same period of 2009. Dilution for the fourth quarter was $0.17 per share.

2011 Earnings Forecast by Segment

Earnings (per share)	2011 (forecast)	2010 (actual)
	Midpoint	Ongoing earnings

Kentucky Regulated	$0.47	$0.06	*
International Regulated	0.47	0.53
Pennsylvania Regulated	0.31	0.27
Supply	1.25	2.27
Total	$2.50	$3.13

* The 2010 earnings for the Kentucky regulated segment only include results for November and December, partially offset by the interest expense associated with the equity units issued in June 2010 related to the acquisition of E.ON U.S.

A full year of earnings from the Kentucky regulated segment is the largest positive driver of PPL’s 2011 projected earnings. Partially offsetting this benefit is dilution of $0.34 per share associated with PPL’s June 2010 issuance of common stock.

Kentucky Regulated Segment
The projected 2011 segment earnings represent a full year of earnings versus two months in 2010. This segment’s 2011 earnings are expected to be generally driven by high-performing utilities in the progressive state regulatory environment and by the results of electric and gas base rate increases that became effective Aug. 1, 2010. Dilution for 2011 is expected to be $0.01 per share.

International Regulated Segment
After adjusting for dilution of $0.06 per share, PPL expects segment earnings in 2011 to be comparable with 2010 earnings. This is primarily the result of higher electric delivery revenue and a more favorable currency exchange rate offset by higher income taxes, higher depreciation and higher financing costs.

Pennsylvania Regulated Segment
PPL projects higher segment earnings in 2011 compared with 2010 due to higher distribution revenues resulting from an approved distribution base rate increase effective Jan. 1, 2011. Dilution for 2011 is expected to be $0.03 per share.

Supply Segment

PPL expects lower segment earnings in 2011 compared with 2010 as a result of lower energy margins driven by lower energy and capacity prices in the East, higher average fuel costs, and higher operation and maintenance expense. Dilution for 2011 is expected to be $0.24 per share.

PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 5.2 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about annual and fourth-quarter 2010 financial results at 9 a.m. EST Friday, Feb. 4. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID# 35502001).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:

•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Costs and charges related to the acquisition of E.ON U.S.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, load-following and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power). Also included in this special item are the ineffective portion of qualifying cash flow hedges and the premium amortization associated with options classified as economic activity. These items are included in ongoing earnings over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future events and their timing, including statements concerning the Nov. 1, 2010, acquisition by PPL Corporation of E.ON U.S. LLC and its subsidiaries Louisville Gas and Electric Company and Kentucky Utilities Company (collectively, the “Kentucky Entities”), the expected results of operations of any of the Kentucky Entities or PPL Corporation, as well as statements as to future earnings, energy prices, margins and sales, growth, revenues, expenses, cash flow, credit profile, ratings, financing, asset disposition, marketing performance, hedging, regulation, corporate strategy and generating capacity and performance, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: capital market conditions and decisions regarding capital structure; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; stock price performance; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation, the Kentucky Entities and either of their subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; the impact of state, federal or foreign investigations applicable to PPL Corporation, the Kentucky Entities and either of their subsidiaries; the outcome of litigation against PPL Corporation, the Kentucky Entities and either of their subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation, the Kentucky Entities and either of their subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax or environmental legislation or regulation; and the commitments and liabilities of PPL Corporation, the Kentucky Entities and each of their subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	December 31,	December 31,
	2010 (b)	2009 (c)
Assets
Cash and cash equivalents	$925	$801
Short-term investments	163
Price risk management assets - current	1,918	2,157
Assets held for sale	374	127
Other current assets	2,808	1,667
Investments	693	613
Property, Plant and Equipment
Regulated utility plant - electric and gas	15,994	9,288
Less: Accumulated depreciation - regulated utility plant	2,942	2,764
Regulated utility plant - electric and gas, net	13,052	6,524
Non-regulated property, plant and equipment	11,146	11,530
Less: Accumulated depreciation - non-regulated property, plant and equipment	5,500	5,447
Non-regulated property, plant and equipment, net	5,646	6,083
Construction work in progress	2,160	567
Property, Plant and Equipment, net	20,858	13,174
Regulatory assets	1,145	531
Goodwill and other intangibles	2,727	1,421
Price risk management assets - noncurrent	655	1,274
Other noncurrent assets	571	400
Total Assets	$32,837	$22,165

Liabilities and Equity
Short-term debt	$694	$639
Price risk management liabilities - current	1,144	1,502
Other current liabilities	3,376	2,041
Long-term debt	12,161	7,143
Deferred income taxes and investment tax credits	2,800	2,153
Price risk management liabilities - noncurrent	470	582
Accrued pension obligations	1,496	1,283
Regulatory liabilities	1,031	10
Other noncurrent liabilities	1,187	997
Common stock and capital in excess of par value	4,607	2,284
Earnings reinvested	4,082	3,749
Accumulated other comprehensive loss	(479)	(537)
Noncontrolling interests	268	319
Total Liabilities and Equity	$32,837	$22,165

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

(b)	Certain line items at December 31, 2010 were impacted by the acquisition of the Kentucky entities on November 1, 2010.
(c)	Certain amounts from 2009 have been reclassified to conform to the current year presentation.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2010 (a)	2009 (b)	2010 (a)	2009 (b)

Operating Revenues
Utility	$1,230	$1,001	$3,668	$3,902
Unregulated retail electric and gas (c)	94	44	415	152
Wholesale energy marketing
Realized	1,050	710	4,832	3,184
Unrealized economic activity (c)	(615)	(162)	(805)	(229)
Net energy trading margins	6	15	2	17
Energy-related businesses	98	102	409	423
Total Operating Revenues	1,863	1,710	8,521	7,449
Operating Expenses
Operation
Fuel (c)	425	220	1,235	920
Energy purchases
Realized	641	593	2,773	2,625
Unrealized economic activity (c)	(704)	(100)	(286)	155
Other operation and maintenance	527	379	1,756	1,418
Amortization of recoverable transition costs		77		304
Depreciation	180	123	556	455
Taxes, other than income	57	72	238	280
Energy-related businesses	95	98	383	396
Total Operating Expenses	1,221	1,462	6,655	6,553
Operating Income	642	248	1,866	896
Other Income (Expense) - net	(13)	10	(31)	47
Other-Than-Temporary Impairments			3	18
Interest Expense	180	99	593	387
Income from Continuing Operations Before Income Taxes	449	159	1,239	538
Income Taxes	111	30	263	105
Income from Continuing Operations After Income Taxes	338	129	976	433
Income (Loss) from Discontinued Operations (net of income taxes)	21	28	(17)	(7)
Net Income	359	157	959	426
Net Income Attributable to Noncontrolling Interests	4	4	21	19
Net Income Attributable to PPL Corporation	$355	$153	$938	$407

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$334	$125	$955	$414
Income (Loss) from Discontinued Operations (net of income taxes)	21	28	(17)	(7)
Net Income	$355	$153	$938	$407

Earnings Per Share of Common Stock - Basic (d)
Earnings from Ongoing Operations	$0.83	$0.52	$3.14	$1.95
Special Items	(0.10)	(0.12)	(0.97)	(0.87)
Net Income Available to PPL Corporation Common Shareowners	$0.73	$0.40	$2.17	$1.08

Earnings Per Share of Common Stock - Diluted (d)
Earnings from Ongoing Operations	$0.83	$0.52	$3.13	$1.95
Special Items	(0.10)	(0.12)	(0.96)	(0.87)
Net Income Available to PPL Corporation Common Shareowners	$0.73	$0.40	$2.17	$1.08

Weighted-Average Shares of Common Stock Outstanding (thousands)
Basic	483,145	376,910	431,345	376,082
Diluted	483,382	377,252	431,569	376,406

(a)	Certain line items for 2010 include two months of results of the Kentucky entities, which were acquired on November 1, 2010.
(b)	Certain amounts from 2009 have been reclassified to conform to the current year presentation.
(c)	Includes energy-related contracts to hedge future cash flows that are not eligible for hedge accounting, or where hedge accounting is not elected.
(d)	Earnings in 2010 and 2009 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations excludes the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)
	2010 (a)	2009
Cash Flows from Operating Activities
Net income	$959	$426
Adjustments to reconcile net income to net cash provided by operating activities
Pre-tax gain from the sale of the Maine hydroelectric generation business	(25)	(38)
Depreciation	567	471
Amortization	219	389
Defined benefit plans - expense	102	70
Defined benefit plans - funding	(396)	(185)
Deferred income taxes and investment tax credits	241	104
Impairment of assets	120	127
Unrealized (gains) losses on derivatives, and other hedging activities	542	329
Provision for Montana hydroelectric litigation	66	8
Change in current assets and current liabilities
Counterparty collateral	(18)	334
Other	(338)	(228)
Other operating activities	(5)	45
Net cash provided by operating activities	2,034	1,852
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,597)	(1,225)
Proceeds from the sale of the Long Island generation business	124
Proceeds from the sale of the Maine hydroelectric generation business	37	81
Acquisition of LKE, net of cash acquired	(6,812)
Expenditures for intangible assets	(92)	(88)
Purchases of nuclear plant decommissioning trust investments	(128)	(227)
Proceeds from the sale of nuclear plant decommissioning trust investments	114	201
Proceeds from the sale of other investments		154
Net (increase) decrease in restricted cash and cash equivalents	85	218
Other investing activities	39	6
Net cash used in investing activities	(8,230)	(880)
Cash Flows from Financing Activities
Issuance of long-term debt	4,642	298
Retirement of long-term debt	(20)	(1,016)
Issuance of equity, net of issuance costs	2,441	60
Payment of common stock dividends	(566)	(517)
Redemption of preferred stock of a subsidiary	(54)
Debt issuance and bridge facility costs	(175)	(21)
Net increase (decrease) in short-term debt	70	(52)
Other financing activities	(31)	(23)
Net cash provided by (used in) financing activities	6,307	(1,271)
Effect of Exchange Rates on Cash and Cash Equivalents	13
Net Increase (Decrease) in Cash and Cash Equivalents	124	(299)
Cash and Cash Equivalents at Beginning of Period	801	1,100
Cash and Cash Equivalents at End of Period	$925	$801

(a)	Certain line items for 2010 were impacted by the acquisition of the Kentucky entities on November 1, 2010.

Key Indicators (Unaudited)

	Year Ended
	December 31,
Financial	2010	2009

Dividends declared per share	$ 1.40	$ 1.38
Book value per share (a)	$ 16.98	$ 14.57
Market price per share (a)	$ 26.32	$ 32.31
Dividend yield (a)	5.3%	4.3%
Dividend payout ratio (b)	65%	128%
Dividend payout ratio - earnings from ongoing operations (b)(c)	45%	71%
Price/earnings ratio (a)(b)	12.1	29.9
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)	8.4	16.6
Return on average common equity	13.26%	7.48%
Return on average common equity - earnings from ongoing operations (c)	18.11%	13.61%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
			Percent			Percent
(GWh)	2010	2009	Change	2010	2009	Change

Domestic Retail Delivered (a)
PPL Electric Utilities	8,569	8,631	(0.7%)	36,883	36,717	0.5%
LKE (b)	5,458			5,458
Total	14,027	8,631	62.5%	42,341	36,717	15.3%

Domestic Retail Supplied (c)	7,704	9,164	(15.9%)	14,595	38,912	(62.5%)

International Delivered
United Kingdom	6,684	6,552	2.0%	26,820	26,358	1.8%

Domestic Wholesale
East	14,365	7,076	103.0%	64,322	27,522	133.7%
West	2,598	2,986	(13.0%)	10,723	11,466	(6.5%)
LKE (b)	444			444
Total	17,407	10,062	73.0%	75,489	38,988	93.6%

(a) Represents GWh delivered and billed to retail customers.
(b) Represents GWh for the two months following the November 1, 2010 acquisition.
(c) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania and
Montana. Also includes 5,458 GWh supplied by LKE for the two months following the November 1, 2010 acquisition.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

4th Quarter 2010	(millions of dollars)
	Kentucky	International	Pennsylvania		Unallocated
	Regulated (a)	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$36	$32	$26	$311	$(1)	$404
Special Items:
Energy-related economic activity	(1)			(6)		(7)
Foreign currency-related economic hedges		3				3
Sales of assets:
Maine hydroelectric generation business				15		15
Impairments:
Impacts from emission allowances				(1)		(1)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(23)		(23)
Anticipated sale of certain non-core generation facilities				(2)		(2)
Discontinued cash flow hedges & ineffectiveness				(9)		(9)
Reduction of credit facility				(6)		(6)
Bridge Facility costs					(8)	(8)
Other acquisition-related costs					(14)	(14)
Other:
Change in U.K. tax rate		(1)				(1)
LKE discontinued operations	2					2
Montana basin seepage litigation				2		2
Total Special Items	1	2		(30)	(22)	(49)
Reported Earnings	$37	$34	$26	$281	$(23)	$355

	(per share)
	Kentucky	International	Pennsylvania		Unallocated
	Regulated (a)	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$0.07	$0.07	$0.05	$0.64		$0.83
Special Items:
Energy-related economic activity				(0.01)		(0.01)
Sales of assets:
Maine hydroelectric generation business				0.03		0.03
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(0.05)		(0.05)
Discontinued cash flow hedges & ineffectiveness				(0.02)		(0.02)
Reduction of credit facility				(0.01)		(0.01)
Bridge Facility costs					$(0.01)	(0.01)
Other acquisition-related costs					(0.03)	(0.03)
Total Special Items				(0.06)	(0.04)	(0.10)
Reported Earnings	$0.07	$0.07	$0.05	$0.58	$(0.04)	$0.73

(a) The Kentucky Regulated segment includes $10 million of interest expense on the equity units, which were issued in June 2010 to partially fund the LKE acquisition.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date December 31, 2010	(millions of dollars)
	Kentucky	International	Pennsylvania		Unallocated
	Regulated (a)	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$25	$230	$115	$990	$(2)	$1,358
Special Items:
Energy-related economic activity	(1)			(121)		(122)
Foreign currency-related economic hedges		1				1
Sales of assets:
Maine hydroelectric generation business				15		15
Sundance indemnification				1		1
Impairments:
Impacts from emission allowances				(10)		(10)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(125)		(125)
Anticipated sale of certain non-core generation facilities				(64)		(64)
Discontinued cash flow hedges & ineffectiveness				(28)		(28)
Reduction of credit facility				(6)		(6)
Bridge Facility costs					(52)	(52)
Other acquisition-related costs					(22)	(22)
Other:
Montana hydroelectric litigation				(34)		(34)
Health Care Reform - tax impact				(8)		(8)
Change in U.K. tax rate		18				18
U.S. Tax Court ruling (U.K. Windfall Profits Tax)		12				12
LKE discontinued operations	2					2
Montana basin seepage litigation				2		2
Total Special Items	1	31		(378)	(74)	(420)
Reported Earnings	$26	$261	$115	$612	$(76)	$938

	(per share)
	Kentucky	International	Pennsylvania		Unallocated
	Regulated (a)	Regulated	Regulated	Supply	Costs	Total
Earnings from Ongoing Operations	$0.06	$0.53	$0.27	$2.27		$3.13
Special Items:
Energy-related economic activity				(0.27)		(0.27)
Sales of assets:
Maine hydroelectric generation business				0.03		0.03
Impairments:
Impacts from emission allowances				(0.02)		(0.02)
LKE acquisition-related costs:
Monetization of certain full-requirement sales contracts				(0.29)		(0.29)
Anticipated sale of certain non-core generation facilities				(0.14)		(0.14)
Discontinued cash flow hedges & ineffectiveness				(0.06)		(0.06)
Reduction of credit facility				(0.01)		(0.01)
Bridge Facility costs					$(0.12)	(0.12)
Other acquisition-related costs					(0.05)	(0.05)
Other:
Montana hydroelectric litigation				(0.08)		(0.08)
Health Care Reform - tax impact				(0.02)		(0.02)
Change in U.K. tax rate		0.04				0.04
U.S. Tax Court ruling (U.K. Windfall Profits Tax)		0.03				0.03
Total Special Items		0.07		(0.86)	(0.17)	(0.96)
Reported Earnings	$0.06	$0.60	$0.27	$1.41	$(0.17)	$2.17

(a) The Kentucky Regulated segment includes $21 million of interest expense on the equity units, which were issued in June 2010 to partially fund the LKE acquisition. In the third quarter, $11 million of this interest expense was included in the Supply segment.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

4th Quarter 2009	(millions of dollars)
	International	Pennsylvania
	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$70	$34	$94	$198
Special Items:
Energy-related economic activity			(57)	(57)
Foreign currency-related economic hedges	3			3
Sales of assets:
Maine hydroelectric generation business			22	22
Long Island generation business			1	1
Latin American businesses	(3)			(3)
Interest in Wyman Unit 4			(4)	(4)
Impairments:
Impacts from emission allowances			(4)	(4)
Adjustments - nuclear decommissioning trust investments			1	1
Other asset impairments			(2)	(2)
Other:
Montana hydroelectric litigation			(3)	(3)
Change in tax accounting method related to repairs		(3)	4	1
Total Special Items		(3)	(42)	(45)
Reported Earnings	$70	$31	$52	$153

	(per share)
	International	Pennsylvania
	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.18	$0.09	$0.25	$0.52
Special Items:
Energy-related economic activity			(0.15)	(0.15)
Foreign currency-related economic hedges	0.01			0.01
Sales of assets:
Maine hydroelectric generation business			0.06	0.06
Latin American businesses	(0.01)			(0.01)
Interest in Wyman Unit 4			(0.01)	(0.01)
Impairments:
Impacts from emission allowances			(0.01)	(0.01)
Other:
Montana hydroelectric litigation			(0.01)	(0.01)
Change in tax accounting method related to repairs		(0.01)	0.01
Total Special Items		(0.01)	(0.11)	(0.12)
Reported Earnings	$0.18	$0.08	$0.14	$0.40

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Diluted)
(After Tax)
(Unaudited)

Year-to-Date December 31, 2009	(millions of dollars)
	International	Pennsylvania
	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$272	$133	$333	$738
Special Items:
Energy-related economic activity			(225)	(225)
Foreign currency-related economic hedges	1			1
Sales of assets:
Maine hydroelectric generation business			22	22
Long Island generation business			(33)	(33)
Latin American businesses	(27)			(27)
Interest in Wyman Unit 4			(4)	(4)
Impairments:
Impacts from emission allowances			(19)	(19)
Other asset impairments	(1)	(1)	(4)	(6)
Workforce reduction	(2)	(5)	(6)	(13)
Other:
Montana hydroelectric litigation			(3)	(3)
Change in tax accounting method related to repairs		(3)	(21)	(24)
Total Special Items	(29)	(9)	(293)	(331)
Reported Earnings	$243	$124	$40	$407

	(per share)
	International	Pennsylvania
	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.72	$0.35	$0.88	$1.95
Special Items:
Energy-related economic activity			(0.59)	(0.59)
Sales of assets:
Maine hydroelectric generation business			0.06	0.06
Long Island generation business			(0.09)	(0.09)
Latin American businesses	(0.07)			(0.07)
Interest in Wyman Unit 4			(0.01)	(0.01)
Impairments:
Impacts from emission allowances			(0.05)	(0.05)
Other asset impairments			(0.01)	(0.01)
Workforce reduction	(0.01)	(0.01)	(0.01)	(0.03)
Other:
Montana hydroelectric litigation			(0.01)	(0.01)
Change in tax accounting method related to repairs		(0.01)	(0.06)	(0.07)
Total Special Items	(0.08)	(0.02)	(0.77)	(0.87)
Reported Earnings	$0.64	$0.33	$0.11	$1.08